                                                              Exhibit 3a


                       THE COMMONWEALTH OF MASSACHUSETTS
                               JOHN F. X. DAVOREN
                               Secretary of State
                                  STATE HOUSE
                                 BOSTON, MASS.
                            ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 156B)
                                 Incorporators

          Name                            Post Office Address
          ----                            -------------------

    Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

    Thomas A. Wooters                       75 Federal Street
                                       Boston, Massachusetts  02110

    The above-named incorporator with the intention of forming a corporation under the provisions of General Laws, Chapter 156B hereby state(s):

    1.   The name by which the corporation shall be known is:

                     NUCLEAR METALS, INC.

    2.   The purposes for which the corporation is formed are as follows:

              Directly, as a partner, or otherwise: (1) to engage in research and to sell, develop, manufacture, purchase and otherwise deal with products, goods, and materials of every description; (2) to provide advice, assistance, information and services of every nature; and (3) to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the General Laws.

    3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

                                   Class of Stock:    Common
                     Number of Shares Without Par Value:  150,000
              Number of Shares With Par Value:  15,000 at $.10 par value

    4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


    5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                               NOT APPLICABLE

    6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                           SEE ANNEXED PAGES 6a, 6b and 6c

    7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

    8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing).

    9. The following information shall not for any purposes be treated as a permanent part of the Articles of Organization of the corporation.

         a. The Post Office address of the initial principal office of the corporation in Massachusetts is:

                     2229 Main Street, West Concord, Massachusetts

         b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:



              NAME                        RESIDENCE                    POST OFFICE ADDRESS
              ----                        ---------                    -------------------

President:    Wilson B. Tuffin          22 Arlington Street
                                        Acton, Mass. 01720

Treasurer:    George J. Matthews        221 Taylor Street
                                        Littleton, Mass. 01460

Clerk:        Thomas A. Wooters         33 Talbot Road                  75 Federal Street
                                        Braintree, Mass. 02184          Boston, Mass.  02110

Directors:    Wilson B. Tuffin          22 Arlington Street
                                        Acton, Mass. 01720
              Walter S. Baird           14 Perry Road
                                        Lexington, Mass.

              George J. Matthews        221 Taylor Street
                                        Littleton, Mass. 01460


         c. The date initially adopted on which the corporation's fiscal year ends is:

                                  October 31

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                             Third Thursday in April

         e. The name and business address of the resident agent, if any, of the corporation is:

                                  None

         IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR sign(s) these Articles of Organization this 27th day of July, 1972.

                        ________/s/ Thomas A. Wooters_______
                                  Thomas A. Wooters

                     PROVISIONS AS TO INTERCOMPANY DEALINGS

         The Corporation may enter into contracts or transact business with one or more of its directors, officers, or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers, shareholders, or otherwise interested and other contracts or transactions in which any one or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any wise affected by the fact that such directors, officers, or stockholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction. At any meeting of the Board of Directors of the Corporation (or any duly authorized committee thereof) any such director or directors may vote or act thereat with like force and effect as if he had no such interest, provided, in such case the nature of such interest (though not necessarily the extent or details thereof), shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind referred to shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as directors or officers of the Corporation by reason of any such adverse interest, unless the interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon.


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation may indemnify and hold harmless each director and each officer or other employee of the Corporation against and from all loss, cost and reasonable expenses hereafter incurred by him in the payment, settlement and defense of any civil or criminal claim, action or proceeding (including appeals) brought or threatened against him because he is or has been such director or officer or other employee or because of any action alleged to have been taken or omitted by him as such director or officer or other employee. The rights of indemnification and exoneration accruing under this Article shall apply whether or not such person continues to be a director or officer or other employee at the time any such loss, cost or expense is suffered or incurred.

         The corporation may advance expenses to, or where appropriate may itself at its expense undertake the defense of, such director or officer or other employee; provided, however, that he shall have undertaken to repay or to reimburse such expenses if it should ultimately be determined that he is not entitled to indemnification under this provision.

         Such indemnification shall be of right if (1) such director or officer or other employee shall have been wholly successful, on the merits or otherwise, with respect to such claim, action or proceeding, or (2) the stockholders of this Corporation at the time the subject is first presented to them for determination, by vote of the holders of a majority of the shares entitled to vote (excluding from shares entitled to vote all those held by each person whose conduct is under consideration) determined that such director or officer or other employee acted in good faith for a purpose which be reasonably believed to be in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful. Subject to the next following paragraph, no disposition of any such claim, action or proceeding shall preclude such determination by the shareholders.

         Such rights shall not apply in relation to any matters: (1) as to which such director or officer or other employee shall be adjudged in final judgment in such action or proceeding to be liable for wilful misconduct or for his own negligence; or (2) as to which, if there is not final judgment, the stockholders of this Corporation at the time the subject is first presented to them for determination, by vote of the holders of a majority of the shares entitled to vote (excluding from shares entitled to vote all those held by each person whose conduct is under consideration) determine that such director, officer, or other employee has suffered or incurred such loss, cost, or expense as the result of his wilful misconduct or negligence; or (3) in the case of matters involving the allegation of crime, as to which such director or officer or other employee shall have been adjudged in such claim, suit or proceeding to have had reasonable cause to believe that his conduct was unlawful; or (4) brought or asserted by or in behalf of the Corporation.

         The rights provided for herein shall not be deemed exclusive of any other rights to which any such person may be otherwise entitled, nor shall this provision restrict the right of the Corporation to indemnify or reimburse any such person in any proper case even though not specially provided for herein. The rights provided for herein shall apply to persons who act or have acted at the request of the Corporation as directors or officers of other corporation in which this Corporation is or has been interested as an investor or a creditor. A person may be entitled to indemnification as to some matters even though he is not so entitled as to others.


                             AMENDMENT OF BY-LAWS

         The Board of Directors may amend the By-Laws, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the amending, notice thereof stating the substance of such change shall be given to all stockholders.

                             STOCKHOLDERS' MEETINGS

         The meetings of stockholders may be held anywhere within the United States.

                       THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12


               I hereby certify that, upon an examination of the
            within written articles of organization, duly submitted
              to me, it appears that the provisions of the General
             Laws relative to the organization of corporations have
             been complied with, and I hereby approve said articles; and the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me
                        this 31st day of July , 1972.


    Effective date
                                              John F.X. Davoren
                                              Secretary of the Commonwealth


                        TO BE FILED IN BY CORPORATION
              PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

                   TO:  Gadsby & Hannah
                        75 Federal Street
                        Boston, Massachusetts  02110

                                           FEDERAL IDENTIFICATION NO. 04-2506761

                     THE COMMONWEALTH OF MASSACHUSETTS
                                 Paul Guzzi
                       Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108

                            ARTICLES OF AMENDMENT
                    General Laws, Chapter 156B, Section 72

    This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                             --------------------

We, Wilson B. Tuffin, President, and Thomas A. Wooters, Clerk of NUCLEAR METALS, INC. located at 2229 Main Street, Concord, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on June 14, 1978, by vote of 32,293 Shares of Common Stock out of 32,293 shares outstanding, being at least a majority of each class outstanding and entitled to vote thereon.

               FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

The total amount of capital stock already authorized is 150,000 shares common with par value $.10.

The amount of additional capital stock authorized is 2,850,000 shares common with par value $.10.

    The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this fourteenth day of June, in the year 1978.

                       _________/s/ Wilson B. Tuffin_________________, President

                       ____________/s/ Thomas A. Wooters_________________, Clerk

                      THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)
              I hereby approve the within articles of amendment
                and, the filing fee in the amount of $1,425.00
              having been paid, said articles are deemed to have
                been filed with me this 23rd day of June, 1978



                                      Paul Guzzi

                                  Secretary of State


                        TO BE FILLED IN BY CORPORATION
                        PHOTO COPY OF AMENDMENT TO BE SENT
                            TO:   Thomas A. Wooters, Esq.
                                  Gadsby & Hannah
                                  60 State Street
                                  Boston, MA  02109
                                  Telephone:  (617) 367-1700

                      THE COMMONWEALTH OF MASSACHUSETTS
                           MICHAEL JOSEPH CONNOLLY

                                                         FEDERAL IDENTIFICATION
                                                                NO. 04-250-6761

                              Secretary of State
                            ARTICLES OF AMENDMENT
                    General Laws, Chapter 156B, Section 72

    This certificate must be submitted to the Secretary of State of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.


                          _____________________________

    We,  Wilson B. Tuffin                             President and
         Thomas A. Wooters                            Clerk of

                             NUCLEAR METALS, INC.

located at 2229 Main Street, Concord, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on FEBRUARY 4, 1982, by vote of 1368185 shares of Common Stock out of 2695210 shares outstanding, being at least a majority of each class outstanding and entitled to the vote thereon.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

The total amount of capital stock already authorized is 3 million shares common with par value $.10

The amount of additional capital stock authorized is 3 million shares common with par value $.10

    The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 19th day of May, in the year 1982.

/s/ Wilson B. Tuffin, President

/s/ Thomas A. Wooters, Clerk

                      THE COMMONWEALTH OF MASSACHUSETTS
                            ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

               I, hereby approve the within articles of amendment and, the filing fee in the amount of $

               having been paid, said articles are deemed to have
               been filed with me this       day of                , 1982




                                                        MICHAEL JOSEPH CONNOLLY
                                                             Secretary of State


                          TO BE FILED IN BY CORPORATION
                       PHOTO COPY OF AMENDMENT TO BE SENT

                           TO:  Gadsby & Hannah
                                Sixty State Street
                                Boston, Massachusetts  02109
                                Telephone:  (617) 367-1700

                                                         FEDERAL IDENTIFICATION
                                                                 NO. 04-2506761

                      THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts  02108-1512


                            ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


    We, Robert E. Quinn, President and Thomas A. Wooters, Clerk of NUCLEAR METALS, INC. located at 2229 Main Street, Concord, Massachusetts 01742, certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on March 26, 1997, by vote of: 1,895,151 shares of common stock of 2,392,014 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

    To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

the total presently authorized is:

WITH PAR VALUE STOCKS:              6,000,000 at par value of $.10

Change the total authorized to:

WITH PAR VALUE STOCKS            :  15,000,000 at par value of $.10

VOTED: To amend Article III of the Company's Articles of Organization to provide that the Company shall have authority to issue a total of fifteen million (15,000,000) shares of common stock, $.10 par value per share.

    The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
Later effective date:____________________________.

    SIGNED UNDER THE PENALTIES OF PERJURY, this 26th  day of March, 1997.

/s/ Robert E. Quinn,   President

/s/ Thomas A. Wooters,  Clerk

                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

    I, hereby approve the within Articles of Amendment and, the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this ____ day of ________________, 19___.


Effective Date:_______________________________________________


                            WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth




                        TO BE FILED IN BY CORPORATION
                     Photocopy of document to be sent to:
                           Thomas A. Wooters, Esq.
                               Peabody &Arnold
                                50 Rowes Wharf
                         Boston, Massachusetts  02110

                                          FEDERAL IDENTIFICATION NO. 04-2506761


                      THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF AMENDMENT
                    General Laws, Chapter 156B, Section 72

                              -----------------

We, Robert E. Quinn, President, and Thomas A. Wooters, Clerk of NUCLEAR METALS, INC. located at 2229 Main Street, Concord, Massachusetts certify that these Articles of Amendment affecting articles number 1 of the Articles or Organization were duly adopted at a meeting held on September 29, 1997, by vote of:
                             SEE EXHIBIT ATTACHED HERETO

2,546,374 shares of Common Stock of 3,035,299 shares outstanding and entitled to vote

**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

    To amend Article I of the Articles of Organization of the Corporation to change its name to "StarMet Corporation".

    The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:  October 1, 1997

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of September, 1997.

                                  /s/ Robert E. Quinn                , President
                               --------------------------------------

                                  /s/ Thomas A. Wooters                  , Clerk
                               ------------------------------------------

                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)
               I hereby approve the within Articles of Amendment,
               and the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 30th day of September, 1997.

                            Effective date:  10/1/97



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                        TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF AMENDMENT TO BE SENT

                          TO:   Thomas A. Wooters, Esq
                                Peabody & Arnold
                                50 Rowes Wharf
                                Boston, MA  02110
                                Telephone:  (617) 367-1700

                              NUCLEAR METALS, INC.


                              Articles of Amendment


                                   EXHIBIT A


    The Company has 4,785,344 shares outstanding; however, 1,750,045 shares of the Company were acquired in "control share acquisition," as such term is defined in Massachusetts General Laws, Chapter 110D (the "Act"). Under the Act, the 1,750,045 shares acquired in control share acquisitions are ineligible to vote and therefore, only 3,035,299 shares are entitled to vote on this amendment.